                                                                   EXHIBIT 11.1


                              THRUSTMASTER, INC.
                        STATEMENTS REGARDING COMPUTATION
                            OF PER SHARE EARNINGS
                  (In thousands, except net income per share)
                                (Unaudited)


                                                Three Months Ended       Nine Months Ended
                                                   September 30,            September 30,
                                                ------------------       -----------------
                                                 1998        1997         1998       1997
                                                -------     ------       ------     ------
Weighted average number of
  common shares outstanding - basic               4,385      4,276          4,353     4,255
Common stock equivalents
  arising from stock options                        -          447           -          365
                                                -------     ------        -------   -------
Weighted average number of
  common shares outstanding - diluted             4,385      4,723          4,353     4,620
                                                -------     ------        -------   -------
                                                -------     ------        -------   -------
Net income (loss)                               $(3,282)    $  836        $(7,352)   $1,454
                                                -------     ------        -------   -------
                                                -------     ------        -------   -------
Net income (loss) per share - basic             $ (0.75)    $ 0.20        $ (1.69)   $ 0.34
                                                -------     ------        -------   -------
                                                -------     ------        -------   -------
Net income (loss) per share - diluted           $ (0.75)    $ 0.18        $ (1.69)   $ 0.31
                                                -------     ------        -------   -------
                                                -------     ------        -------   -------